Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or
         Rule 14a-12
                              Dean Family of Funds


                (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
          or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

     1) Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount previously paid:



         2) Form, Schedule or Registration Statement No.:



         3) Filing party:



         4) Date filed:

                              DEAN FAMILY OF FUNDS

                                                            September 28, 1998

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of the Dean International Value Fund to be held on Monday October 5, 1998, at 10:00 a.m., Eastern time, at the offices of Countrywide Fund Services, Inc., the Fund's Administrator and Transfer Agent, 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202.

         The Special Meeting has been called because of the proposed acquisition of the parent company of the current sub-adviser of the Fund, Newton Capital Management Limited ("Newton Capital") by Neptune LLC, a wholly-owned subsidiary of Mellon Bank Corporation (the "Acquisition").

         Under the Investment Company Act of 1940, the Acquisition will be considered an assignment of the Fund's Sub-Advisory Agreement with Newton Capital, thereby terminating the Agreement. We are therefore requesting approval from shareholders of a new sub-advisory agreement for the Fund as a result of the Acquisition. Following the Acquisition, Newton Capital will operate as a subsidiary of Neptune LLC, a wholly-owned subsidiary of Mellon Bank. The new sub-advisory agreement is being proposed in order to ensure that Newton Capital can continue to act as the Fund's sub-adviser after the Acquisition.

         The new sub-advisory agreement and the Acquisition will not result in any changes in the scope of services received by the Fund, the portfolio management staff at Newton Capital that is involved in managing the Fund's portfolio, the Fund's sub-advisory fee rates or any other expenses paid by the Fund.

         The Board of Trustees of the Fund has given full and careful consideration to the matter being presented to shareholders and has concluded that the proposal is in the best interest of the Fund and its shareholders. The Board of Trustees therefore recommends that you vote "FOR" the matter discussed herein.

         Regardless of the number of shares you own, it is important that they are represented and voted. If you cannot personally attend the Special Shareholders' Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy in the postage-paid envelope provided.

                                                    Very truly yours,

                                                    /s/ Robert D. Dean

                                                    Robert D. Dean
                                                    President
                                                    C.H. Dean & Associates, Inc.

                              DEAN FAMILY OF FUNDS
                         SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER 5, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

DEAN INTERNATIONAL VALUE FUND

The undersigned hereby appoints Mark J. Seger and Tina D. Hosking, and each of them, as proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided below, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 5, 1998 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated September 28, 1998.

NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If the shares are held jointly, both signers should sign, although the signature of one will bind the other.

                                              Date: ____________, 1998


                                              ---------------------------------


                                              ---------------------------------
                                              Signature(s)  PLEASE SIGN ABOVE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, USING BLUE OR BLACK INK OR DARK PENCIL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

1. Approval of a new Sub-Advisory Agreement among Dean Family of Funds, C.H. Dean & Associates, Inc. and Newton Capital Management Limited to become effective upon the closing of the proposed acquisition of Newton Capital Management Limited.

         FOR                       AGAINST                           ABSTAIN
         [   ]                     [   ]                             [   ]

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE MARK YOUR PROXY, DATE AND SIGN IT ABOVE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              DEAN FAMILY OF FUNDS
                            INTERNATIONAL VALUE FUND
       -----------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 5, 1998
       -----------------------------------------------------------------

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of the International Value Fund, a series of Dean Family of Funds (the "Trust"), will be held at the offices of Countrywide Fund Services, Inc., 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202, on Monday, October 5, 1998 at 10:00 a.m. Eastern time, to consider and vote on the following matters:

1 To approve a new Sub-Advisory Agreement among the Trust, C.H. Dean and Associates, Inc. and Newton Capital Management Limited, to become effective upon the closing of the proposed acquisition of Newton Capital Management Limited;

2. To transact any other business, not currently contemplated, that may properly come before the meeting in the discretion of the proxies or their substitutes.

         Shareholders of record at the close of business on September 2, 1998 are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                        By the order of the Board of Trustees,

                                        /s/ Tina D. Hosking

                                        Tina D. Hosking
                                        Secretary

September 28, 1998
-----------------------------------------------------------------
Please execute the enclosed proxy and return it promptly in the enclosed envelope, thus avoiding unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                              DEAN FAMILY OF FUNDS

                     SPECIAL MEETING OF THE SHAREHOLDERS OF
                        THE DEAN INTERNATIONAL VALUE FUND

                          TO BE HELD ON OCTOBER 5, 1998


                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation by the Board of Trustees of Dean Family of Funds (the "Trust") of proxies for use at the special meeting of shareholders or at any adjournment thereof. This proxy statement and form of proxy were first mailed to shareholders on or about September 28, 1998.

         The purpose of the special meeting is to consider a new sub-advisory agreement for the International Value Fund (the "Fund") as a result of the proposed acquisition of the parent company of the current sub-adviser of the Fund, Newton Capital Management Limited ("Newton Capital"), by Neptune LLC, a wholly-owned subsidiary of Mellon Bank Corporation (the "Acquisition"). If shareholders of the Fund approve the new sub-advisory agreement, Newton Capital will continue to manage the portfolio of the Fund following the Acquisition.

         A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A proxy which is properly executed which has no voting instructions as to a proposal will be voted for that proposal. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the meeting.

         The cost of the solicitation, including the printing and mailing of the proxy materials, will be borne by the Trust's investment adviser, C.H. Dean & Associates, Inc. (the "Adviser"). In addition to solicitation through the mails, proxies may be solicited by officers, employees and agents of the Trust, at the expense of the Adviser without cost to the Trust. Such solicitation may be by telephone, facsimile or otherwise. The Adviser will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

         THE FUND'S MOST RECENT ANNUAL REPORT IS AVAILABLE AT NO CHARGE BY WRITING TO THE TRUST AT P.O. BOX 5354, CINCINNATI, OHIO 45201-5354, OR BY CALLING THE TRUST NATIONWIDE (TOLL-FREE) 888-899-8343.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

         The Board of Trustees has fixed the close of business on September 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting of shareholders or any adjournment thereof. As of the record date there were 538,835.837 shares of beneficial interest, no par value, of the Fund outstanding. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

         On September 2, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the sole benefit of its customers, 4800 Deer Lake Drive East, 2nd floor, Jacksonville, Florida 32246, owned of record 11.13% of the outstanding shares of the Fund. On such date, Chauncey H. Dean and Zada G. Dean, 7777 Taylorsville Road, Huber Heights, Ohio 45424, owned of record 59.99% of the outstanding shares of the Fund and therefore may be deemed to control the Fund. No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Fund on September 2, 1998.

         If a quorum (more than 50% of the outstanding shares of the Fund) is represented at the meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the new Sub-Advisory Agreement among the Trust, the Adviser and Newton Capital. The vote of a majority of the outstanding shares means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. If a quorum is present at the meeting but sufficient votes to approve the matter are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A shareholder vote may be taken on the proposal in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to the proposal because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         The Trustees of the Trust intend to vote all their shares in favor of the proposal described herein. All Trustees and officers as a group owned of record or beneficially 61.79% of the Fund's outstanding shares on the record date. Chauncey H. Dean, who is a Trustee of the Trust, and his wife will be able to determine the outcome of any matter to be voted on at the special meeting by virtue of owning more than 50% of the Fund's outstanding shares.

I. APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY AGREEMENT WITH NEWTON CAPITAL MANAGEMENT LIMITED

         C.H. Dean & Associates, Inc. (the "Adviser") has retained Newton Capital Management Limited ("Newton Capital") to manage the Fund's investments pursuant to a Sub-Advisory Agreement among the Trust, the Adviser and Newton Capital (the "Current Agreement"). The Current Agreement is dated October 1, 1997 and was approved by the Adviser as the initial shareholder of the Fund on September 13, 1997. The Current Agreement was approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Adviser, Newton Capital or the Trust (the "Independent Trustees"), on July 24, 1997.

         It is proposed that a new Sub-Advisory Agreement (the "New Agreement") be entered into effective at the time of the Acquisition of Newton Capital described below. The New Agreement will be identical to the Current Agreement, except for the effective date and termination date. Following the Acquisition, Newton Capital will operate as a subsidiary of Neptune LLC, a wholly-owned subsidiary of Mellon Bank.

         It is currently expected that the Acquisition will be effected on or about October 15, 1998.

         The New Agreement is being proposed because, under the 1940 Act, the Acquisition could be regarded as involving an "assignment" of the Current Agreement. The 1940 Act generally provides that an investment advisory or sub-advisory agreement relating to a mutual fund automatically terminates upon its "assignment." The New Agreement is being proposed in order to ensure that Newton Capital can continue to act as the Fund's sub-adviser after the Acquisition.

         The New Agreement and the Acquisition will not result in any changes in the scope of the services received by the Fund, the portfolio management staff at Newton Capital that is involved in managing the Fund's portfolio, the Fund's advisory fee rates or any other expenses paid by the Fund. All costs associated with this Proxy Statement and the solicitation of shareholder votes are being paid by the Adviser.

         CURRENT STRUCTURE OF NEWTON CAPITAL. Newton Capital is a wholly-owned subsidiary of Newton Management Limited ("NML"). Stewart Newton owns of record 47.51% of the issued and outstanding shares of NML. The Royal Bank of Scotland, plc is the record owner of 33.12% and Abacus Corporate Trustee as trustee of the Newton Employee Share Option Trust (the "ESOT") is the record owner of 11.64% of the issued and outstanding shares of NML. Employees of Newton Capital own in the aggregate the remaining 7.73% of NML's outstanding shares.

         The directors of Newton Capital are Colin Harris, the Chief Executive Officer, Shreekant Panday, Jonathan Powell and Richard Harris. The address of Newton Capital, Stewart Newton, the ESOT and each director of Newton Capital is 71 Queen Victoria Street, London EC4V 4DR, United Kingdom. The address of The Royal Bank of Scotland, plc is 36 St. Andrew Square, Edinburgh, EH2 2YB, Scotland.

         CERTAIN OWNERSHIP CHANGES EFFECTED BY THE ACQUISITION. As part of the Acquisition, Neptune LLC, a wholly-owned subsidiary of Mellon Bank Corporation ("Mellon Bank"), will acquire a controlling interest in NML. Neptune LLC will purchase all of the shares owned by The Royal Bank of Scotland, plc and a large portion of the shares owned by Stewart Newton and the ESOT. The Royal Bank of Scotland, plc will no longer hold any interest in NML.

         STRUCTURE FOLLOWING THE ACQUISITION. Following the Acquisition, Neptune LLC will own 82.6% of NML, the ESOT will own 8.3%, Stewart W. Newton will own 7.5%, and employees of NML will own the remaining 1.6% of NML. Newton Capital will continue to operate as a wholly-owned subsidiary of NML. The address of Mellon Bank and Neptune LLC is 1013 Center Road, Wilmington, Delaware, 19805.

         THE NEW SUB-ADVISORY AGREEMENT. The terms and conditions of the New Agreement are identical to those of the Current Agreement with the exception of the effective date and the termination date.

         Under the New Agreement, Newton Capital will continue to select portfolio securities for investment by the Fund, purchase and sell securities of the Fund, and upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. Newton Capital will receive a fee from the Adviser (not the Fund) computed and accrued daily and paid quarterly, at an annual rate of 0.50% of the average value of the daily net assets of the Fund. This is the same fee that Newton Capital currently receives from the Adviser under the Current Agreement. For the fiscal year ended March 31, 1998, Newton Capital received fees of $1,780 from the Adviser.

         The New Agreement directs Newton Capital to give primary consideration to securing the best execution in the selection of brokers and dealers to execute portfolio transactions for the Fund. Consistent with this obligation, when Newton Capital believes two or more brokers are comparable in price and execution, Newton Capital may prefer (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated persons of the Trust, Newton Capital or the Adviser.

         If the New Agreement is approved by the Fund's shareholders, it will become effective upon the consummation of the Acquisition. The New Agreement provides that it will remain in force until April 1, 2000 and from year to year thereafter, subject to annual approval by (a) the Board of Trustees or (b) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval. The New Agreement may be terminated at any time, on sixty days' written notice, without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by Newton Capital. The New Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.

         The New Agreement provides that Newton Capital shall not be liable for any act or omission or any loss sustained by the Fund in connection with the matters to which the New Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence by Newton Capital in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the New Agreement.

         The New Agreement is attached as Exhibit A. The description set forth in this Proxy Statement of the New Agreement is qualified in its entirety by reference to Exhibit A.

         In the event that shareholders of the Fund do not approve the New Agreement and the Acquisition is consummated, the Board of Trustees will promptly seek to obtain for the Fund interim sub-advisory services either from the Adviser or from another advisory organization. Thereafter, the Board of Trustees would either negotiate a new sub-advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to approval by the shareholders of the Fund. In the event the Acquisition is not consummated for any reason, Newton Capital will continue to serve as the Sub-Adviser of the Fund pursuant to the terms of the Current Agreement.

         EVALUATION BY THE BOARD OF TRUSTEES. On September 11, 1998, the Board of Trustees, including a majority of the Independent Trustees, by vote cast in person, unanimously approved, subject to the required shareholder approval described herein, the New Agreement.

         In considering approval of the New Agreement, the Board of Trustees carefully evaluated information it deemed necessary to enable it to determine whether the New Agreement will be in the best interests of the Fund and its shareholders. In making the recommendation to approve the New Agreement, the Trustees evaluated the experience of Newton Capital's key personnel in international investing, the quality of services Newton Capital is expected to provide to the Fund and the compensation proposed to be paid to Newton Capital. The Trustees have given careful and equal consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the performance of the Fund as compared to similar mutual funds; (2) the nature and the quality of the services expected to be rendered to the Fund by Newton Capital; (3) the distinct investment objective and policies of the Fund; (4) the level of fees paid to Newton Capital as compared to similar mutual funds; (5) that the compensation payable to Newton Capital under the New Agreement will be at the same rate as the compensation now payable under the Current Agreement; (6) that the terms of the New Agreement are substantially identical to the terms of the Current Agreement; (7) the history, reputation, qualification and background of Newton Capital, as well as the qualifications of the key personnel of Newton Capital; and (8) the financial condition of Mellon Bank.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE NEW SUB-ADVISORY AGREEMENT.

         INFORMATION ON C.H. DEAN & ASSOCIATES, INC. The Adviser was organized as an Ohio corporation in 1972 and its controlling shareholder is Chauncey H. Dean. The Adviser is registered as in investment adviser with the U.S. Securities and Exchange Commission. Its address is 2480 Kettering Tower, Dayton, Ohio 45423. The principal executive officer of the Adviser is Mr. Dean, who also serves as a Trustee of the Trust.

         Pursuant to an Advisory Agreement with the Trust, the Adviser or a sub-adviser retained by the Adviser selects portfolio securities for investment by the Fund, purchases and sells securities of the Fund, and upon making any purchase or sale decision, places orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. The Adviser also provides certain executive personnel for the Trust and any necessary office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund. The Adviser receives a fee from the Fund, computed and accrued daily and paid monthly, at an annual rate of 1.25% of the average value of the Fund's daily net assets.

         The Adviser is an independent investment counsel firm which has been advising individual, institutional and corporate clients since 1972. The firm manages approximately $4.2 billion for clients worldwide. Currently, the Adviser has 110 employees which include 9 Chartered Financial Analysts (CFA), 8 Certified Public Accountants (CPA), 3 Certified Financial Planners (CFP) and 3 PhDs. C.H. Dean & Associates, Inc. is Dayton, Ohio's largest independent investment manager. The Adviser also serves as investment adviser to the Large Cap Value Fund, Small Cap Value Fund and Balanced Fund, three other series of the Trust.

         UNDERWRITER. 2480 Securities LLC, 2480 Kettering Tower, Dayton, Ohio 45423, an affiliate of the Adviser, serves as principal underwriter for the Fund and, as such, is the exclusive agent for the distribution of shares of the Fund.

         ADMINISTRATOR. Countrywide Fund Services, Inc. serves as the Fund's administrator, transfer and dividend disbursing agent, and accounting and pricing agent. The address of Countrywide Fund Services, Inc. is 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202. Countrywide Fund Services, Inc. is a wholly-owned indirect subsidiary of Countrywide Credit Industries, Inc., a New York Stock Exchange listed company principally engaged in the business of residential mortgage lending.

II.      OTHER BUSINESS

         The proxy holders have no present intention of bringing any matter before the meeting other than that specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

         Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its Proxy Statement and form of Proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

                                             By Order of the Board of Trustees,


                                             /s/ Tina D. Hosking

                                             Tina D. Hosking
                                             Secretary

Date: September 28, 1998

-------------------------------------------------------------------------------
Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             SUB-ADVISORY AGREEMENT



Newton Capital Management Limited
71 Queen Victoria Street
London EC4V 4DR


Ladies and Gentlemen:

         Dean Family of Funds (the "Trust"), an Ohio business trust, is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and is subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series or funds. Each such share of a fund represents an undivided interest in the assets, subject to the liabilities, allocated to that fund. Each fund has separate investment objectives and policies. The International Value Fund (the "Fund") has been established as a series of the Trust.

         C.H. Dean & Associates, Inc. (the "Adviser") acts as the investment adviser for the Fund pursuant to the terms of an Advisory Agreement. The Adviser is responsible for the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Fund are to be made by advisory organizations recommended by the Adviser and approved by the Board of Trustees of the Trust.

         1. APPOINTMENT AS SUB-ADVISER. The Trust being duly authorized hereby appoints and employs Newton Capital Management Limited (the "Sub-Adviser") as the discretionary portfolio manager of the Fund, on the terms and conditions set forth herein.

         2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Sub-Adviser accepts the appointment as the discretionary portfolio manager and agrees that in the performance of its duties under this Agreement, it shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Act, and of any rules or regulations in force thereunder; (ii) any other applicable provision of law;
(iii) the provisions of the Declaration of Trust and Bylaws of the Trust, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Fund as set forth in the Trust's Registration Statement on Form N-1A and (v) any policies and determinations of the Board of Trustees of the Trust with respect to the Fund.

         3. PORTFOLIO MANAGEMENT SERVICES OF SUB-ADVISER. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Fund, to purchase and sell securities of the Fund, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Fund, the

Sub-Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, the provisions of Schedule A hereto and general instructions from the Adviser. The Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, the Sub-Adviser will consult with the Adviser with respect to any decision made by it with respect to the investments of the Fund.

         4.       INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS.  The
Trust will provide the Sub-Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Fund's registration statements under the Act and the Securities Act of 1933, and any instructions adopted by the Board of Trustees supplemental thereto. The Trust will provide the Sub-Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Sub-Adviser may from time to time reasonably request. The Trust retains the right, on written notice to the Sub-Adviser from the Trust or the Adviser, to modify any such objectives, policies or restrictions in any manner at any time.

         5. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

                  A. In doing so, the Sub-Adviser will give primary consideration to securing the best execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking most favorable price and efficient execution, the Sub-Adviser may (i) pay commissions to brokers or dealers other than its affiliates which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Sub-Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion and (ii) consider sales by brokers or dealers (other than its affiliates) of shares of the Fund as a factor in its selection of brokers and dealers for the Fund's portfolio transactions. It is understood that neither the Trust, the Adviser nor the Sub-Adviser have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to the other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Sub-Adviser, it is not possible to place a dollar value on such information.

         On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund with respect to the Fund and to such other clients.

         For each fiscal quarter of the Fund, the Sub-Adviser shall prepare and render reports to the Adviser and the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

                  B. The Sub-Adviser agrees that it will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Adviser, the Sub-Adviser or any portfolio manager of the Trust without the prior written approval of the Adviser. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Adviser or the Sub-Adviser.

         6. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the Fund's custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the

Fund, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust and to the Adviser all investment orders for the Fund placed by it with brokers and dealers. The Sub-Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. Provided that the Sub-Adviser is able to identify the relevant transactions, it shall be the responsibility of the Sub-Adviser to take reasonable appropriate action if the Custodian fails to properly execute the instructions.

         7. PROXIES. The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time.

         8. REPORTS TO THE SUB-ADVISER. The Trust will provide the Sub-Adviser with such periodic reports concerning the status of the Fund as the Sub-Adviser may reasonably request.

         9. FEES FOR SERVICES. For the services provided to the Fund, the Adviser shall pay the Sub-Adviser a fee equal to the annual rate of .50% of the average value of the Fund's daily net assets.

         The Sub-Adviser's fees shall be payable quarterly in arrears within thirty days following the end of each quarter. Pursuant to the provisions of the Advisory Agreement between the Trust and the Adviser, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of the Sub-Adviser's fees solely from the Adviser. The Sub-Adviser agrees to pay the compensation of any persons rendering any services to the Fund who are officers, directors or employees of the Sub-Adviser.

         10. NON-EXCLUSIVE ADVISORY SERVICES. Nothing in this Agreement shall prevent the Sub-Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity and shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, other than to the extent such activity is otherwise limited by the Trust's Code of Ethics.

         11.      OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER.  The
 Trust acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Fund or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

         12. CERTIFICATE OF AUTHORITY. The Trust, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Board of Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund, the Adviser and/or the Sub-Adviser.

         13. LIMITATION OF LIABILITY. The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Sub-Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided, however, that the foregoing shall not constitute a waiver of any rights which the Trust may have which may not be waived under applicable law.

         In addition, the Sub-Adviser did not prepare and is not responsible for any part of the Trust's registration statement on Form N-1A or any amendment or supplement thereto other than the description of the Sub-Adviser provided to the Trust by the Sub-Adviser.

         14. CONFIDENTIALITY. Each of the parties shall maintain in strict confidentiality any information or documentation it may obtain regarding any of the other parties to this Agreement, including but not limited to their business activities or financial condition, with the exception of reports or disclosures required to be made or other actions required to be taken under applicable laws and regulations or the order of a regulator or court of competent jurisdiction.

         15.  INDEMNITY AND LIABILITY.
                  A. The Trust and the Adviser (for the purposes of this subparagraph 15.A., each of the foregoing being an "indemnitor"), severally and not jointly, will indemnify and hold the Sub-Adviser and its respective officers, directors, partners, agents, controlling persons and employees (for the purposes of this subparagraph 15.A., each of the foregoing being an "indemnitee") harmless from and against all losses, claims, liabilities and expenses of any kind (including reasonable attorneys' fees and expenses) and amounts paid in satisfaction of judgments, in compromise or as fines or penalties resulting from any inaccuracy of any representation made by the indemnitor herein (including any supplement hereto) or arising out of or with respect to actions taken by the Sub-Adviser; provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by an indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Trust.

                  B. The Sub-Adviser (for purposes of this subparagraph B, the "indemnitor") will indemnify and hold the Trust and the Adviser and each of their respective officers, directors, trustees, partners, agents, controlling persons and employees (for purposes of this subparagraph 15.B., an "indemnitee") harmless from and against all losses, claims, liabilities and expenses of any kind (including reasonable attorneys' fees and expenses) and amounts paid in satisfaction of judgments, in compromise or as fines or penalties resulting from any inaccuracy of any representation made by the indemnitor herein (including any supplement hereto) or arising by reason of willful misfeasance, bad faith, or gross negligence, of the Sub-Adviser or its officers, directors, partners, agents, controlling persons and employees, or reckless disregard of the duties of any such person pursuant to this Agreement.

                  C. The indemnitor shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the indemnitor receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the indemnitor unless it is subsequently determined that he is entitled to such indemnification and if the directors or trustees, as the case may be, of the indemnitor determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking; (B) the indemnitor shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of directors or trustees, as the case may be, of the indemnitor who are neither "interested persons" of the indemnitor (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

         All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-party Directors of the indemnitor, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

         Notwithstanding the foregoing, the indemnitor shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the indemnitor cannot lawfully waive. The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

         16. ASSIGNMENT. No assignment of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser.

         17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

                  A. It is a business trust duly organized and existing in good standing under the laws of the State of Ohio.

                  B. It is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement.

                  C. All corporate proceedings required by the Declaration of Trust and Bylaws have been taken to authorize it to enter into and perform this Agreement.

                  D. It is an open-end, management investment company registered under the Act.

                  E. Performance of the Trust's obligations under this Agreement will not violate any law, regulation, agreement or the Trust's registration statement, as amended.

                  F. The Trust will deliver to the Sub-Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Fund and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

                  G. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Fund by applicable laws and regulations.

         18. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

                  A. It is a corporation duly and legally organized and existing in good standing.

                  B. It is empowered under applicable laws to enter into and perform this Agreement.
                  C. All corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                  D. The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940.

                  E. The Sub-Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

                  F. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Fund as the Adviser or the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

                  G. The Sub-Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the President or a Vice President of the Sub-Adviser shall certify to the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Sub-Adviser shall submit to the Trust the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1).

                  H. The Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust and to the Adviser.

                  I. Upon request of the Trust, the Sub-Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund. With respect to income from foreign sources, the Sub-Adviser will undertake any reasonable procedural steps required to reduce, eliminate or reclaim non-U.S. withholding taxes under the terms of applicable United States income tax treaties.

                  J. The Sub-Adviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the Act or otherwise.

                  K. Performance of the Sub-Adviser's obligations under this Agreement will not violate any law, regulation, agreement or the Trust's registration statement, as amended.

         19. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser, the Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Board of Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

         20. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in full force and effect until April 1, 2000, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

         21. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other.

         22. SHAREHOLDER LIABILITY. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Sub-Adviser agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

         23. DEFINITIONS. As used in paragraphs 16 and 20 of this Agreement, the terms "assignment," interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

         24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.

C.H. DEAN & ASSOCIATES, INC.                 DEAN FAMILY OF FUNDS



By:___________________________               By:_________________________

Title: President                             Title: President

Date: __________, 1998                       Date: _________, 1998


                                   ACCEPTANCE

         The foregoing Agreement is hereby accepted.

                                             NEWTON CAPITAL MANAGEMENT LIMITED



                                             By: __________________________

                                             Title:________________________

                                             Date: _________, 1998

                                   SCHEDULE A

                   RECORDS TO BE MAINTAINED BY THE SUB-ADVISER

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Sub-Adviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

         A.       The name of the broker;

         B. The terms and conditions of the order and of any modification or cancellation thereof;

         C.       The time of entry or cancellation;

         D.       The price at which executed;

         E.       The time of receipt of a report of execution; and

         F. The name of the person who placed the order on behalf of the Fund.

2. (Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

         A.       Shall include the consideration given to:

                  (i) The sale of shares of the Fund by brokers or dealers.

                  (ii) The supplying of services or benefits by brokers or dealers to:

                             (a)    The Trust;

                             (b)    the Adviser;

                             (c)    the Sub-Adviser;

                             (d)    any other portfolio adviser of
                                    the Trust; and

                             (e)    any person affiliated with the
                                    foregoing persons.

                  (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

         B. Shall show the nature of the services or benefits made available.

         C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

         D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rules adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Fund.



         *Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.